Exhibit 99.1

For Further Information:

Simulations Plus, Inc.

42505 10th Street West

Lancaster, CA 93534-7059

CONTACT:

Simulations Plus Investor Relations	Hayden IR
Ms. Renee Bouche	Mr. Cameron Donahue
661-723-7723	651-653-1854
renee@simulations-plus.com	cameron@haydenir.com

For Immediate Release:

January 9, 2020

Simulations Plus Reports Record First Quarter FY2020 Financial Results

First quarter net revenues of $9.4 million reflecting 24.8% year-over-year growth

Board of Directors announces quarterly dividend of $0.06 per share

LANCASTER, CA, January 9, 2020 – Simulations Plus, Inc. (Nasdaq:SLP), the leading provider of modeling and simulation solutions for the pharmaceutical, biotechnology, chemicals, and consumer goods industries, today reported financial results for its first quarter of fiscal year 2020, the period ended November 30, 2019 (1QFY20).

1QFY20 highlights compared with 1QFY19:

•	Net revenues increased 24.8%, or $1.9 million, to $9.4 million from $7.5 million
•	Gross profit increased 26.7%, or $1.4 million, to $6.8 million from $5.3 million
•	Gross profit as a percentage of revenues increased to 71.9% from 70.8%
•	SG&A was $3.5 million, an increase of 29.2%, or $794,000, from $2.7 million
•	SG&A as a percentage of revenues increased to 37.4% from 36.1%
•	R&D expense decreased slightly to $526,000 from $530,000
•	Income before taxes increased to $2.7 million from $2.0 million
•	Net income increased $522,000, or 34.0%, to $2.1 million from $1.5 million
•	Diluted earnings per share increased $0.02 to $0.11 from $0.09 per share

Shawn O’Connor, chief executive officer of Simulations Plus, said: “This was a very strong start to our fiscal year thereby demonstrating the effects of our investments in sales and marketing and scientific consulting resources to accelerate our revenue growth above historical levels. The quarter also benefitted from our consulting team’s response to accelerated project delivery requests from two clients in support of critical development and regulatory strategies. This underscores the value we provide our customers and the dedication of our scientists to support our client’s success. We continue to expect full-year growth in the 15-20% range.

John Kneisel, chief financial officer of Simulations Plus, added: “Simulations Plus continues to generate strong revenue growth which produced an increase in fully diluted EPS of $0.02. Net cash provided by operations remains solid at $2.6 million this quarter. During the quarter, we adopted the provisions of ASC 842, Leases. Under the standard we have recognized operating leases as Right-of-Use assets, with a corresponding lease liability. As of the beginning of this fiscal year, we increased assets and liabilities by approximately $903,000 which will be taken to expense over the life of the respective leases. The effect on operating income was not significant as the amount expensed approximates the rental commitments; moreover, we do not anticipate any material effect on operating earnings going forward.”

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Quarterly Dividend Declared

The Company’s Board of Directors has declared a cash dividend of $0.06 per share of the Company’s common stock payable on February 3, 2020, to shareholders of record as of January 27, 2020. The declaration of any future dividends will be determined by the Board of Directors each quarter and will depend on earnings, financial condition, capital requirements, and other factors.

Investor Conference Call

The Company has announced an investor conference call that will be webcast live at 1:15 p.m. PST/4:15 p.m. EST on Thursday, January 9, 2020. The live webcast/teleconference will be accessible by registering here. Please dial in five to ten minutes prior to the scheduled start time. A live, listen-only webcast will also be available by dialing (914) 614-3221, and entering access code 601-658-992. A replay of the webcast will be available at the Investors section of the Simulations Plus website following the call.

About Simulations Plus, Inc.

Simulations Plus, Inc., is a premier developer of drug discovery and development software as well as a leading provider of both preclinical and clinical pharmacometric consulting services for regulatory submissions and quantitative systems pharmacology models for drug-induced liver injury and nonalcoholic fatty liver disease. The company is a global leader focused on improving the ways scientists use knowledge and data to predict the properties and outcomes of pharmaceutical, biotechnology, and chemical agents. Our software is licensed to and used in the conduct of drug research by major pharmaceutical, biotechnology, chemical, and consumer goods companies and regulatory agencies worldwide. Our innovations in integrating new and existing science in medicinal chemistry, computational chemistry, pharmaceutical science, biology, and physiology into our software have made us the leading software provider for physiologically based pharmacokinetic modeling and simulation. For more information, visit our website at www.simulations-plus.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 – With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain our competitive advantages, acceptance of our new software products as well as improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports and filed with the U.S. Securities and Exchange Commission.

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SIMULATIONS PLUS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of

	(Unaudited)	(Audited)
	November 30,	August 31,
ASSETS
	2019	2019
Current assets
Cash and cash equivalents	$12,610,446	$11,435,499
Accounts receivable, net of allowance for doubtful accounts of $0	6,353,416	5,026,558
Revenues in excess of billings	3,480,934	3,233,659
Prepaid income taxes	87,078	765,110
Prepaid expenses and other current assets	561,129	704,316
Total current assets	23,093,003	21,165,142
Long-term assets
Capitalized computer software development costs, net of accumulated amortization of $12,669,722 and $12,356,055	5,152,941	4,959,736
Property and equipment, net	334,763	341,145
Operating lease right of use asset	770,853	–
Intellectual property, net of accumulated amortization of $4,181,042 and $3,948,750	4,793,958	5,026,249
Other intangible assets net of accumulated amortization of $1,296,875 and $1,210,000	3,193,125	3,280,000
Goodwill	10,387,198	10,387,198
Other assets	37,227	37,227
Total assets	$47,763,068	$45,196,697

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$584,944	$204,075
Accrued payroll and other expenses	1,597,643	1,639,038
Income taxes payable	–	–
Current portion - Contracts payable	1,761,028	1,761,028
Billings in excess of revenues	889,699	798,549
Operating lease liability, current portion	528,055	–
Deferred revenue	271,739	380,787
Total current liabilities	5,633,108	4,783,477

Long-term liabilities
Deferred income taxes, net	2,703,711	2,731,616
Operating Lease Liability	240,072	–
Total liabilities	8,576,891	7,515,093

Commitments and contingencies

Shareholders' equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	$–	$–
Common stock, $0.001 par value, 50,000,000 shares authorized, 17,623,324 and 17,591,834 shares issued and outstanding	7,626	7,595
Additional paid-in capital	15,822,118	15,319,474
Retained earnings	23,356,433	22,354,535
Total shareholders' equity	$39,186,177	$37,681,604

Total liabilities and shareholders' equity	$47,763,068	$45,196,697

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SIMULATIONS PLUS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended November 30,

	Three months ended
	(Unaudited)
	2019	2018

Revenues	$9,401,103	$7,535,903
Cost of revenues	2,642,908	2,200,371
Gross margin	6,758,195	5,335,532
Operating expenses
Selling, general, and administrative	3,513,361	2,719,151
Research and development	526,352	529,636
Total operating expenses	4,039,713	3,248,787

Income from operations	2,718,482	2,086,745

Other income (expense)
Interest income	11,274	3,672
Interest expense	–	(38,188)
(Loss) income on currency exchange	3,711	(30,611)
Total other income (expense)	14,985	(65,127)

Income before provision for income taxes	2,733,467	2,021,618
Provision for income taxes	(675,190)	(485,671)
Net Income	$2,058,277	$1,535,947

Earnings per share
Basic	$0.12	$0.09
Diluted	$0.11	$0.09

Weighted-average common shares outstanding
Basic	17,608,991	17,421,838
Diluted	18,306,998	17,997,735

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